                                OKON, INC.

                                 Contents



  Pro Forma Consolidated Financial Statements (Unaudited):

    Pro Forma Consolidated Financial Information
       Explanatory Headnote (Unaudited)                      F-2 - F-3

    Pro Forma Consolidated Statement of Operations
      (Unaudited)                                            F-4 - F-5

    Notes to Pro Forma Consolidated Financial
      Statements (Unaudited)                                 F-6

  Report of Independent Certified Public Accountants         F-7

  Financial Statements:

    Balance Sheet                                            F-8

    Statements of Income                                     F-9

    Statements of Stockholders' Equity                       F-10

    Statements of Cash Flows                                 F-11

    Summary of Accounting Policies                           F-12 - F-13

    Notes to Financial Statements                            F-14 - F-15

                               Rentech, Inc.

                Pro Forma Consolidated Financial Information
                       Explanatory Headnote (Unaudited)


  Introduction

  The accompanying unaudited pro forma consolidated financial statements of Rentech, Inc. give effect to the acquisition by the Company of the assets of Okon, Inc. ( Okon ) and are based on the estimates and assumptions set forth herein. This unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the date indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements set forth herein.

  The pro forma condensed consolidated statements of operations for the six months ended March 31, 1997 and for the nine months ended September 30, 1996 assume the acquisition was consummated as of January 1, 1996 and October 1, 1996 for the periods presented. The Company changed its year end from December 31 to September 30 effective September 30, 1996. The period ended September 30, 1996 is a transition period consisting of nine months.

  In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.


  Series 1997-A Convertible Preferred Stock Offering

  During March 1997, the Company completed the sale of 130,000 shares of its Series 1997-A Convertible Preferred Stock. The Company received net proceeds of $1,105,215 after paying $194,785 in offering costs. The preferred shares are convertible into shares of the Company=s common stock at an average price of $.21 per share or into common stock at a price that is 70% of the average closing bid price of the common stock for the five trading days preceding the date of each conversion, whichever is less. Dividends are payable on the preferred stock at 15% per annum, in common stock or cash, at the option of the Company, until converted or redeemed by the Company. The Company used the proceeds from this offering to acquire Okon.

                                   Rentech, Inc.

                   Pro Forma Consolidated Financial Information
                         Explanatory Headnote (Unaudited)


  Acquisition of Okon

  On March 20, 1997, the Company acquired the assets of Okon for $1,050,000 in cash, a $300,000 note due to the seller and $13,919 in acquisition costs. The $300,000 note accrues interest at 9%. Accrued interest on the note is due on March 14, 1998. Commencing on April 1, 1998, the note is payable in monthly principal payments of $25,000 plus interest until the note is paid in full. The acquisition of Okon is recorded using the purchase method.

  The purchase price for Okon is allocated as follows:

  Inventories                                      $    83,878
  Property and equipment                                82,147
  Excess of cost over net assets acquired            1,197,894
                                                   -----------
       Total purchase price                        $ 1,363,919
                                                   ===========

  Rentech, Inc.

  Pro Forma Consolidated Statement of Operations (Unaudited)

                                         The Company                 Okon
Six Months Ended           The           Proforma                    Proforma      Consolidated
  March 31, 1997           Company       Adjustments     Okon        Adjustments   Proforma

Revenues                   $   109,817                   $  602,450  $712,267

Cost of sales                   37,811                      242,139                   279,950
                           -----------   ----------      ----------  --------      ----------

Gross profit                    72,006                      360,311                   432,317

Operating expenses             620,910                      331,153    45,479(3)      997,542
                           -----------   ----------      ----------  --------      ----------

Income (loss) from
  operations                  (548,904)                      29,158   (45,479)       (565,225)

Other income (expense)           1,371      (12,375)(4)       1,464                    (9,540)
                           -----------   ----------      ----------  --------      ----------

Net loss from continuing
  operations                  (547,533)     (12,375)         30,622   (45,479)       (574,765)

Dividend requirements on
  preferred stock              175,069       89,500(2)          -0-                   264,569
                           -----------   ----------      ----------  --------      ----------

Loss applicable to
  common stock             $  (722,602)  $ (101,875)     $   30,622  $(45,479)     $ (839,334)
                           -----------   ----------      ----------  --------      ----------

Net loss per common
  share from continu-
  ing operations           $     (0.05)                                            $    (0.05)
                           -----------   ----------      ----------  --------      ----------

Weighted average number
  of common shares
  outstanding               15,552,092                                             15,552,092
                           -----------   ----------      ----------  --------      ----------







     See accompanying headnote and notes to pro forma consolidated financial statements (unaudited).


Rentech, Inc.
Pro Forma Consolidated Statement of Operations (Unaudited)



                                      The Company                  Okon
Nine Months Ended        The          Proforma                     Proforma       Consolidated
September 30, 1996       Company      Adjustments     Okon         Adjustments    Proforma

Revenues                 $  295,176                   $ 1,290,380                 $ 1,585,556

Cost of sales                29,463                       485,196                     514,659

                         ----------   -----------     -----------  -----------    -----------
Gross profit                265,713                       805,184                   1,070,897

Operating expenses          819,512                       614,444       68,218(3)   1,502,174

                         ----------   -----------       ---------  -----------    -----------
Income (loss) from
  operations               (553,799)                      190,740      (68,218)      (431,277)

Other income (expense)      (39,113)      (20,250)(4)      (4,827)                    (64,190)

                         ----------   -----------     -----------  -----------    -----------
Net loss from contin-
  uing operations          (592,912)      (20,250)        185,913      (68,218)      (495,467)

Dividend requirements
  on preferred stock            -0-       313,319(2)          -0-                     313,319

                         ----------   -----------    -----------  -----------     -----------
Loss applicable to
  common stock           $ (592,912)  $  (333,569)   $   185,913  $   (68,218)    $  (808,786)

                         ----------   -----------    -----------  -----------     -----------
Net loss per common
  share from continuing
  operations             $    (0.06)                                              $     (0.08)

                         ----------   -----------      -----------  -----------   -----------
Weighted average number
  of common shares
  outstanding            10,401,922                                                10,401,922








  See accompanying headnote and notes to pro forma consolidated statements (unaudited).

  Rentech, Inc.

  Notes to Pro Forma Consolidated Financial Statements (Unaudited)



  1.  Pro Forma Adjustments

  The pro forma condensed consolidated statements of operations for the six months ended March 31, 1997 and for the nine months ended September 30, 1996 assume the acquisition was consummated as of January 1, 1996 and October 1, 1996 for the periods presented.

  2.  Dividends on Preferred Stock

  Reflects the 15% dividend on the preferred stock. For the nine months ended September 30, 1996, the Company recorded an additional $167,069 dividend associated with the conversion feature of the preferred stock. The preferred stock is converted at a discount from the market value of the Company's common stock.

  3.  Depreciation and Amortization

  Reflects additional depreciation of property and equipment due to the increase in cost in the assets acquired using the straight-line method. The estimated useful lives of the assets range from 5 to 15 years. Reflects amortization of cost in excess of assets acquired using the straight-line method over 15 years.

  4.  Interest Expense

  Reflects interest expense for the $300,000 note payable due to the seller.

  Report of Independent Certified Public Accountants



  Stockholders and Board of Directors
  Rentech, Inc.
  Denver, Colorado

  We have audited the accompanying balance sheet of OKON, Inc. (the "Company") as of December 31, 1996 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


  BDO Seidman, LLP

  Denver, Colorado
  April 25, 1997


OKON, Inc.
Balance Sheet

December 31,                                                                     1996

Assets

Current:
  Cash and cash equivalents                                                      $  652,979
  Accounts receivable, net of no allowance for doubtful accounts (Note 4)           160,843
  Inventories                                                                        75,667
  Prepaid expenses and other current assets                                           3,812
                                                                                 ----------

Total current assets                                                                893,301
                                                                                 ----------

Property and equipment, net of accumulated depreciation
  of $203,252 (Note 1)                                                               43,696

Other assets                                                                          8,000
                                                                                 ----------

                                                                                 $  944,997
                                                                                 ==========
Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                                               $   26,341
  Accrued liabilities                                                                90,252
  Deposit of sale of assets (Note 5)                                                 50,000
                                                                                 ----------

Total current liabilities                                                           166,593
                                                                                 ----------

Commitments (Note 3)

Stockholders' equity
  Common stock - $1 par value; 50,000 shares
   authorized; 4,865 shares issued and outstanding                                    4,865
  Additional paid-in capital                                                        126,415
  Retained earnings                                                                 647,124
                                                                                 ----------

Total stockholders' equity                                                          778,404
                                                                                 ----------
                                                                                 $  944,997
                                                                                 ==========

See summary of accounting policies and notes to financial statements.

                                                               PAGE 9

OKON, Inc.
Statements of Income


Years Ended December 31,                      1996            1995
------------------------                      ----------      ----------

Net sales                                     $1,657,396      $1,541,168

Cost of goods sold                               631,492         645,510
                                              ----------      ----------

Gross profit                                   1,025,904         895,658


Operating expenses:
  Selling expense                                501,341         505,774
  General and administrative expense             297,289         278,071
                                              ----------      ----------

Total operating expenses                         798,630         783,845


Income from operations                           227,274         111,813

Other income                                      17,572          19,158
                                              ----------      ----------


Net income                                    $  244,846      $  130,971
                                              ==========      ==========



















  See summary of accounting policies and notes to financial statements.

  OKON, Inc.

Statements of Stockholders' Equity


Years Ended December 31, 1995 and 1996

                                                         Additional
                                    Common Stock         Paid-In        Retained
                                 Shares      Amount      Capital        Earnings
                                 ------      ------      -------        ---------
Balance, January 1, 1995           4,865     $ 4,865     $ 126,415      $ 513,125

Distributions to stockholders                                            (110,847)

Net income                                                                130,971
                                                                        ---------


Balance, December 31, 1995         4,865       4,865       126,415        533,249

Distributions to stockholders                                            (130,971)

Net income                                                                244,846
                                                                        =========


Balance, December 31, 1996         4,865     $ 4,865     $ 126,415      $ 647,124
























  See summary of accounting policies and notes to financial statements.

  OKON, Inc.

Statements of Cash Flows


Increase (Decrease) in Cash and Cash Equivalents

Years Ended December 31,                             1996                 1995


Operating activities:
  Net income                                         $ 244,846            $130,971
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                          9,948              15,239
   Changes in operating assets and liabilities:
   Accounts receivable                                 (27,168)            (12,196)
   Inventories                                           3,833             (16,119)
   Prepaid expenses and other current assets            38,646             (32,153)
   Accounts payable                                     (5,873)             22,742
   Accrued liabilities                                 (37,435)              2,599
   Accrued pension and profit sharing                    3,180                (819)
                                                     ---------            --------

Net cash provided by operating activities              229,977             110,264


Investing activity:
  Purchase of equipment                                      -                (851)


Financing activities:
  Deposit on sale of assets                             50,000                   -
  Distributions to stockholders                       (130,971)           (110,847)
                                                     ---------            --------


Net cash used in financing activities                  (80,971)           (110,847)


Increase (decrease) in cash and cash equivalents       149,006              (1,434)

Cash and cash equivalents, beginning of year           503,973             505,407
                                                     ---------            --------


Cash and cash equivalents, end of year               $ 652,979            $503,973


  See summary of accounting policies and notes to financial statements.

  OKON, Inc.

  Summary of Accounting Policies


  Basis of Presentation

  OKON, Inc. (the "Company") was incorporated on January 1, 1986 in the state of Colorado. The Company manufactures and distributes a full line of water based sealers for the construction and agriculture industries throughout the United States. The Company's product line continues to expand with emphasis placed on environmental safety.

  Cash Equivalents

  The Company considers highly liquid debt instruments purchased with original maturities of three months or less and money market accounts to be cash equivalents.

  Inventories

  Inventories, which consist of water protection sealants, chemicals and packaging supplies, are recorded at the lower of cost (first-in, first-out) or market.

  Property and Equipment

  Property and equipment are stated at cost and depreciated using various methods over the estimated useful lives of the assets, which range from 3 to 31.5 years. Maintenance and repairs are expensed as incurred. Major renewals and improvements are capitalized. When equipment is retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

  Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset's fair value.

  Revenue Recognition

  Revenues are recognized as income at the time the order is shipped.

  Income Taxes

  Effective January 1, 1987, the Company elected to be treated as an S-corporation; accordingly, liabilities for income taxes are the obligation of the individual stockholders and are not recorded in the accompanying financial statements. The tax basis of the S-corporation's assets and liabilities as of December 31, 1996 approximates the reported amounts.

  OKON, Inc.

  Summary of Accounting Policies


  Concentrations of Credit Risk

  The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

  The Company's cash is in demand deposit accounts placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. The Company's cash equivalents are placed in securities backed by the United States government, and the instruments are issued by high quality financial institutions. The Company has not experienced any losses on such deposit accounts or instruments.

  Concentrations of credit risk with respect to accounts receivable are higher due to a few customers dispersed across geographic areas.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996.

  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

                                                      PAGE 14
  OKON, Inc.

  Notes to Financial Statements

  1.  Property and Equipment

  Property and equipment consist of the following as of December 31, 1996:

  Machinery and equipment                    $  70,001
  Furniture and fixtures                        51,156
  Automotive equipment                          69,366
  Building improvements                         15,820
  Mechanical equipment                          40,605
                                             ---------

                                               246,948

  Accumulated depreciation                    (203,252)
                                             ---------

  Total                                      $  43,696
                                             =========

  2.  Related Party Transactions

  The Company leases their office building and factory space from the president of the Company. During 1996 and 1995, the Company paid approximately $24,000 in rent expense.

  3.  Commitments

  Pension and Profit Sharing Plan

  During 1985, the Company adopted a qualified money purchase pension and profit sharing plan administered by a committee appointed by the Company's board of directors for participants which include all employees age 18 and over who have been employed by the Company for two years. The money purchase pension plan calls for the Company's contribution of 6% of each eligible participant's recognized compensation up to the integration level for the plan year and 10.3% over the integration level for the plan year. The profit sharing plan contributions are made at the discretion of the Company for eligible participants. The combined money purchase pension and profit sharing contributions cannot exceed 25% of all eligible employees' wages, not to exceed $30,000 per participant. For the years ended December 31, 1996 and 1995, the Company contributed approximately $75,000 and $72,000 to the plans.

  Operating Leases

  The Company leases office and warehouse space and a vehicle under noncancelable leases which expire through March 1999. The Company's office and warehouse lease contains a renewal option for an additional five years. Future minimum lease payments as of December 31, 1996 are as follows:

  OKON, Inc.

  Notes to Financial Statements

  Years ending December 31,    Amount

  1997                         $27,500
  1998                          24,000
  1999                           6,000
                               -------
  Total                        $57,500
                               =======


  Total lease expense for the years ended December 31, 1996 and 1995 was approximately $28,000.

  4.  Significant Customers

  As of December 31, 1996, two customers represented approximately 41% of trade accounts receivable. For the years ended December 31, 1996 and 1995, one customer accounted for approximately 41% and 43% of total revenues.

  5.  Subsequent Event

  During March 1997, the Company entered into an agreement with Rentech, Inc. for the sale of substantially all of the Company's assets. The purchase and sale agreement was effective March 14, 1997. Rentech also entered into an agreement to lease the Company's facility from a former stockholder.